                  FOR IMMEDIATE RELEASE

                    Contact: Christopher J. Eperjesy
                    (262) 638-4343

TWIN DISC, INC. ANNOUNCES FINANCIAL RESULTS
FOR FISCAL 2009 FOURTH QUARTER AND FULL YEAR

RACINE, WISCONSIN—August 4, 2009—Twin Disc, Inc. (NASDAQ: TWIN) today reported financial results for the fiscal 2009 fourth quarter and fiscal year ended June 30, 2009.

In the fourth fiscal quarter, the Company continued to experience the impact of a softening in many of its key product markets.  The mega yacht marine, oil and gas, and industrial markets continued to experience a significant fall off in both shipment and order volume, and this trend is likely to continue into the first half of fiscal 2010.  As a result of previously announced actions, including the freezing of the Company’s domestic defined-benefit pension plan, the Company’s fourth-quarter results have a number of charges, accrual adjustments and other variances that had a material impact on both the quarterly and annual results.  These are described in greater detail below.  The Company continues to experience encouraging demand, as evidenced by both shipment and order volumes, in its commercial marine, land- and marine-based military and airport rescue fire fighting (ARFF) markets.  In addition, the Pacific Rim continues to offer expanding opportunities for the Company as both sales and orders into the region continue to grow and are at historically high levels.

Sales for the fiscal 2009 fourth quarter were $72,056,000, compared to $90,349,000 for the fiscal 2008 fourth quarter.  Sales for fiscal 2009 were $295,618,000, compared to $331,694,000 for fiscal 2008.  The decline in sales for the fiscal 2009 fourth quarter was primarily due to lower sales of products to customers in the mega yacht, oil and gas, and industrial markets.  This was partially offset by higher sales to customers in the commercial marine, land- and marine-based military and ARFF markets.  While the North American and European markets experienced year-over-year sales declines, shipments to customers throughout the Pacific Rim continued to grow and were up versus last fiscal year.  For the fiscal 2009 fourth quarter and fiscal year, foreign currency translations negatively impacted sales by $3,422,000 and $4,807,000, respectively.

Gross profit, as a percentage of fiscal 2009 fourth-quarter sales, was 26.7 percent, compared to 32.1 percent in the fiscal 2008 fourth quarter.  Gross margin for the quarter continued to be unfavorably impacted by lower volumes, an unfavorable shift in product mix, primarily due to lower shipments of oil and gas transmissions, and an increase in warranty expenses.  The net impact of the change in foreign currency exchange rates decreased gross profit by $1,074,000 in the fiscal 2009 fourth quarter.  These were partially offset by an $805,000 reduction in pension expenses.

Fiscal 2009 gross profit, as a percentage of sales, was 27.6 percent, compared to 31.6 percent for fiscal 2008. Gross margin for the year continued to be unfavorably impacted by lower volumes, an unfavorable shift in product mix, primarily due to lower shipments of oil and gas transmissions, and an increase in warranty expenses.  The net impact of the change in foreign currency exchange rates for fiscal 2009 decreased gross profit by $1,891,000.  Also impacting fiscal 2009 gross profit margin was a $419,000 increase in pension expenses.  These were partially offset by a $709,000 reduction in bonus compensation expense.

For the fiscal 2009 fourth quarter, marketing, engineering and administrative (ME&A) expenses, as a percentage of sales, were 17.5 percent, compared to 21.4 percent for the fiscal 2008 fourth quarter.  ME&A expenses decreased $6,681,000 versus the same period last fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the quarter:

	Three Months Ended		Increase/
$ millions – (Income)/Expense	June 30, 2009	June 30, 2008	(Decrease)
Stock-Based Compensation Pension Domestic Bonus	$ (1,106) (926) -	$ 1,636 65 781	$ (2,742) (991) (781)
$ (4,514)
Foreign Exchange Translation			(712) $ (5,226)
All other, net			(1,455) $ (6,681)

The net remaining decrease in ME&A expenses of $1,455,000 primarily relates to global cost reduction initiatives implemented by the Company in the second half of fiscal 2009.

As a percentage of sales, ME&A expenses for fiscal 2009 were 20.5 percent, compared to 20.0 percent for fiscal 2008.  ME&A expenses decreased $5,879,000 versus last fiscal year.  The table below summarizes significant changes in certain ME&A expenses for the fiscal year:

	Fiscal Year Ended		Increase/
$ millions – (Income)/Expense	June 30, 2009	June 30, 2008	(Decrease)
Domestic Bonus Stock-Based Compensation Pension Severance Domestic/Corporate IT Expenses	$ - (581) (88) 1,308 5,740	$ 3,100 1,879 261 - 4,419	$ (3,100) (2,460) (349) 1,308 1,321
$ (3,280)
Foreign Exchange Translation			(1,544) $ (4,824)
All other, net			(1,055) $ (5,879)

The increase in IT expenses noted above primarily relates to the implementation of a global ERP system.  The net remaining decrease in ME&A expenses of $1,055,000 primarily relates to global cost reduction initiatives implemented by the Company in the second half of fiscal 2009.

For fiscal 2009, the Company recorded a $1,188,000 charge related to its previously announced restructuring plan, compared to a $373,000 restructuring accrual reversal for fiscal 2008.  In addition, the benefit for domestic pension expense shown in the fourth fiscal quarter of 2009 versus fiscal 2008, for both ME&A expenses and cost of goods sold, was primarily due to a $1,700,000 curtailment gain recorded as a result of the freezing of the domestic defined-benefit pension plans, as previously announced.

The Company’s tax rate for the 2009 fourth quarter was 46.9 percent, compared to 24.2 percent in the prior year’s fourth quarter.  The fiscal 2009 fourth-quarter rate was unfavorably impacted by a reduction in foreign tax credits and an increase in foreign permanent adjustments, while the fiscal 2008 fourth-quarter tax rate benefited from a reduction in the blended state tax rate resulting in a favorable adjustment to both deferred and the current year tax provisions.  For 2009, the effective tax rate was 34.7 percent, compared to 30.9 percent last fiscal year.  The primary cause for the increase is the one-time benefit recorded in fiscal 2008 related to adjusting the Italian deferred tax balance for the new reduced Italian tax rate, along with a similar one-time adjustment to domestic deferred items related to a reduction in the blended state tax rate.

Net earnings for the fiscal 2009 fourth quarter were $2,754,000, or $0.25 per diluted share, compared to $7,009,000, or $0.62 per diluted share, for the fiscal 2008 fourth quarter.  For fiscal 2009, net earnings were $11,502,000, or $1.03 per diluted share, compared to $24,252,000, or $2.13 per diluted share last fiscal year.

Earnings before interest, taxes, depreciation and amortization (EBITDA)* was $8,488,000 for the fiscal 2009 fourth quarter, compared to $12,395,000 for the fiscal 2008 fourth quarter.  For fiscal 2009, EBITDA was $30,020,000, compared to $46,075,000 for fiscal 2008.

Commenting on the results, Michael E. Batten, Chairman and Chief Executive Officer, said: “The impact from the global recession that we began experiencing in the third quarter persisted in the fourth quarter and we expect these trends to continue through the first half of fiscal 2010.  As a result of these trends, we recently announced initiatives to take $25,000,000 of costs out of the business for fiscal 2010.  While difficult, these actions are necessary to manage our cost structure with the slowdown in volumes we are experiencing in certain markets.

“Demand remained strong throughout the fiscal year from military customers for land-based transmissions and marine propulsion systems, ARFF, and Asian and Gulf Coast commercial marine customers.  We expect demand from these customers to remain strong throughout fiscal 2010.  Offsetting this demand was weakness in our oil and gas, mega yacht and industrial markets.  We expect the mega yacht market to remain weak for some time as excess inventories of new boats work through the distribution channel.  The industrial market, especially in Europe, has not stabilized, but we are cautiously optimistic that demand, especially domestically, will begin to pick up as Federal stimulus money works its way into the economy.

“We anticipate sales of transmissions, power take-offs, and clutches used by oil and gas customers to pick up in the second half of fiscal 2010, as demand for oil begins to recover.  Specifically, oil services customers, who have traditionally used our 8500 series transmissions for land-based pressure pumping applications, have expanded their service offerings and are now using our 8500 series transmission for offshore pressure pumping applications.  In addition, we are making progress on the development and testing of our new 7500 series transmission that we announced last quarter.  There has been a lot of interest from the marketplace and we anticipate the 7500 series transmission will begin shipping by the fiscal 2010 fourth quarter.

“We are also making progress in the development and testing of the new marine-based products we announced last quarter – the joystick control system and hybrid-ready marine transmission.  We anticipate the joystick control system will be available to marine customers by the second half of fiscal 2010 and the hybrid-ready transmission will be available sometime in fiscal 2011 as engine manufacturers and boat builders test the transmission.”

Christopher J. Eperjesy, Vice President - Finance, Chief Financial Officer and Treasurer, stated: “Our balance sheet and overall liquidity remain strong and we are pleased to announce that we have renewed our $35,000,000 revolving credit facility and extended its maturity from October 2010 to May 2012.  Working capital at June 30, 2009 was $103,669,000, compared to $106,107,000 at June 30, 2008 and $108,620,000 at March 27, 2009.  We anticipate further working capital improvements throughout fiscal 2010 as we actively manage and control inventory, receivable and payable levels.  At June 30, 2009, the Company had cash of $13,266,000, compared to $14,447,000 at June 30, 2008.  Total debt at June 30, 2009 was $50,732,000, compared to $58,008,000 at March 27, 2009 and $49,957,000 at June 30, 2008. As of June 2009, the interest rate on the Company’s revolving credit facility was 4.0 percent.  Total debt-to-total capital was 32.2 percent at June 30, 2009.”

Mr. Batten continued: “Our six-month backlog at June 30, 2009 was $60,583,000, compared to $120,774,000 at June 30, 2008, and $81,529,000 at March 27, 2009.  The continued decline in our backlog has been disappointing and while we are hopeful we are near, or at the bottom of the cycle, at this point we cannot be certain.  The backlog for the Company’s commercial marine, military and ARFF transmission systems remains strong as we enter the new fiscal year, with backlogs at, or above, year ago levels.  In the fourth fiscal quarter, the Company experienced an increase in order inquiries for its oil and gas products.  We are cautiously optimistic that corporate initiatives and business opportunities will begin to increase our backlog during the second half of the fiscal year.  Therefore, throughout the upcoming fiscal year, we will be working hard to manage costs and working capital, to develop new products and markets, and to offer our customers outstanding levels of service.”

Twin Disc will be hosting a conference call today (August 4, 2009) to discuss these results and to answer questions at 2:00 p.m. ET. To participate in the conference call, please dial 877-941-6011 five to 10 minutes before the call is scheduled to begin.  A replay will be available from 5:00 p.m. August 4, 2009 until midnight August 11, 2009.  The number to hear the teleconference replay is 800-406-7325. The access code for the replay is 4119556.

The conference call will also be broadcast live over the Internet.  To listen to the call via the Internet, access Twin Disc's website at http://www.twindisc.com/companyinvestor.aspx and follow the instructions at the web cast link.  The archived web cast will be available shortly after the call on the Company's website.

About Twin Disc, Inc.
Twin Disc, Inc. designs, manufactures and sells marine and heavy-duty off-highway power transmission equipment.  Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems.  The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets.  The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements
This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases.  The Company intends that such forward-looking statements be subject to the safe harbors created thereby.  All forward-looking statements are based on current expectations regarding important risk factors including those identified in the Company’s most recent periodic report and other filings with the Securities and Exchange Commission.  Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved.

*Non-GAAP Financial Disclosures
Financial information excluding the impact of foreign currency exchange rate changes and the impact of acquisitions in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”).  These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts.  These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definition – Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
The sum of, net earnings and adding back provision for income taxes, interest expense, depreciation and amortization expenses: this is a financial measure of the profit generated excluding the above mentioned items.

--Financial Results Follow--

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per-share data, unaudited)
	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net sales	$72,056	$90,349	$295,618	$331,694
Cost of goods sold	52,789	61,304	214,175	226,826
Gross profit	19,267	29,045	81,443	104,868
Marketing, engineering and administrative expenses	12,627	19,308	60,470	66,349
Restructuring of operations	1,188	(373)	1,188	(373
Interest expense	(650)	(713)	(2,487	(3,038
Other income (expense), net	784	(238)	747	(606
Earnings before income taxes and minority interest	5,586	9,159	18,045	35,248
Income taxes	2,618	2,218	6,257	10,904
Minority interest	(214)	68	(286	(92
Net earnings	$2,754	$7,009	$11,502	$24,252

Earnings per share:
Basic	$0.25	$0.63	$1.04	$2.15
Diluted	$0.25	$0.62	$1.03	$2.13

Average shares outstanding:
Basic	11,006	11,161	11,097	11,279
Diluted	11,117	11,306	11,194	11,412
Dividends per share	$0.070	$0.070	$0.280	$0.265

COMPREHENSIVE (LOSS) INCOME (In thousands, unaudited)
	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net earnings	$2,754	$7,009	$11,502	$24,252
Other comprehensive income (loss)
Foreign currency translation adjustment	9,170	2,516	(10,473	14,400
Benefit plan adjustment, net	(20,104)	(8,155)	(18,692	(7,461
Comprehensive (loss) income	$(8,180)	$1,370	$(17,663	$31,191

RECONCILIATION OF CONSOLIDATED NET EARNINGS TO EBITDA (In thousands, unaudited)
	Three Months Ended		Fiscal Year Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net earnings	$2,754	$7,009	$11,502	$24,252
Income taxes	2,618	2,218	6,257	10,904
Interest expense	650	713	2,487	3,038
Depreciation and amortization	2,466	2,455	9,774	7,881
Earnings before interest, taxes, depreciation and amortization	$8,488	$12,395	$30,020	$46,075

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	June 30,
	2009	2008
ASSETS
Current assets:
Cash	$13,266	$14,447
Trade accounts receivable, net	53,367	67,611
Inventories, net	92,331	97,691
Deferred income taxes	6,280	6,297
Other	8,677	9,649

Total current assets	173,921	195,695

Property, plant and equipment, net	65,799	67,855
Goodwill, net	17,509	18,479
Deferred income taxes	14,039	5,733
Intangible assets, net	7,855	9,589
Other assets	6,442	7,277

	$285,565	$304,628

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current maturities on long-term debt	$4,421	$1,730
Accounts payable	24,864	37,919
Accrued liabilities	40,967	49,939

Total current liabilities	70,252	89,588

Long-term debt	46,348	48,227
Accrued retirement benefits	60,241	34,325
Other long-term liabilities	899	2,163

	177,740	174,303

Minority interest	837	679

Shareholders' equity:
Common stock	13,205	14,693
Retained earnings	150,758	142,361
Accumulated other comprehensive (loss) income	(26,719	2,446

	137,244	159,500
Less treasury stock, at cost	30,256	29,854

Total shareholders' equity	106,988	129,646

	$285,565	$304,628

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)
	Fiscal Year Ended
	June 30, 2009	June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$11,502	$24,252
Adjustments to reconcile net earnings to cash
provided by operating activities:
Depreciation and amortization	9,774	7,881
Loss on sale of plant assets	17	468
Minority interest	143	(72
Restructuring of operations	1,188	(373
Stock compensation expense	(2,481	1,301
Provision for deferred income taxes	405	2,243
Changes in operating assets and liabilities:
Trade accounts receivable, net	9,568	1,795
Inventories, net	(1,282	(12,949
Other assets	2,311	(1,127
Accounts payable	(10,890	5,491
Accrued liabilities	(6,104	(4,870
Accrued/prepaid retirement benefits	(1,578	(4,332
Net cash provided by operating activities	12,573	19,708

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of fixed assets	(8,895	(14,999
Proceeds from sale of fixed assets	20	256
Net cash used by investing activities	(8,875	(14,743

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) increase in notes payable, net	(1,510	226
Proceeds from long-term debt	2,787	5,055
Proceeds from exercise of stock options	110	246
Purchase of treasury stock	(1,813	(15,644
Dividends paid	(3,105	(3,000
Other, net	(428	691
Net cash used by financing activities	(3,959	(12,426

Effect of exchange rate changes on cash	(920	2,400

Net change in cash	(1,181	(5,061

Cash Balance:
Beginning of period	14,447	19,508

End of period	$13,266	$14,447

###